                          AMBASSADOR APARTMENTS, INC.

                         INDEX TO FINANCIAL STATEMENTS
                                      AND
                         FINANCIAL STATEMENT SCHEDULE



FINANCIAL STATEMENTS                                                                           Page
                                                                                                      ----
Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

Consolidated balance sheets of Ambassador Apartments, Inc. as of December
  31, 1996 and 1995   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

Consolidated statements of operations of Ambassador Apartments, Inc. for the years ended December 31, 1996 and 1995 and for the period from August 31, 1994 through December 31, 1994 and combined statements of operations of
  Prime Properties (the Predecessor to Ambassador Apartments, Inc.) for the
  period from January 1, 1994 through August 30, 1994   . . . . . . . . . . . . . . . . . . . . . . .  F-4

Consolidated statements of changes in stockholder's equity of Ambassador Apartments,
  Inc. and Prime Properties' (the Predecessor to Ambassador Apartments, Inc.) net
  deficit for the years ended December 31, 1996, 1995 and 1994    . . . . . . . . . . . . . . . . . .  F-5

Consolidated statements of cash flows of Ambassador Apartments, Inc. for the years ended  December 31, 1996 and 1995 and for the period from August 31, 1994 through
  December 31, 1994 and combined statements of cash flows of Prime Properties
  (the Predecessor to Ambassador Apartments, Inc.) for the period from January 1, 1994 through August 30, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-6

Notes to consolidated and combined financial statements . . . . . . . . . . . . . . . . . . . . . . .  F-7

FINANCIAL STATEMENT SCHEDULE

Schedule III - Real Estate and Accumulated Depreciation as of
  December 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1

         Schedules, other than those listed, are omitted for the reason that they are not applicable or equivalent information has been included elsewhere herein.

                         REPORT OF INDEPENDENT AUDITORS



Stockholders and Board of Directors
Ambassador Apartments, Inc.


         We have audited the accompanying consolidated balance sheets of Ambassador Apartments, Inc. (the "Company") as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for the years then ended and the period from August 31, 1994 through December 31, 1994. We have also audited the accompanying combined statements of operations, partners' deficit, and cash flows of Prime Properties (the Predecessor to the Company) for the period from January 1, 1994 through August 30, 1994. Our audits also included the financial statement schedule listed in the Index. These financial statements and schedule are the responsibility of the Company's and Predecessor's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ambassador Apartments, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended and for the period from August 31, 1994 through December 31, 1994, and the combined results of operations and cash flows for Prime Properties for the period from January 1, 1994 through August 30, 1994, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





                                                   Ernst & Young LLP

Chicago, Illinois
January 27, 1997
except for note 15, as to which the date is March 13, 1997 and note 2(J), as to which the date is March 31, 1997

                          AMBASSADOR APARTMENTS, INC.
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


                                                       1996            1995
                                                   ------------    ------------

ASSETS
Rental property:
  Land..........................................   $     82,124    $     57,718
  Buildings and improvements....................        407,002         283,062
  Furniture and equipment.......................          6,166           3,089
                                                   ------------    ------------
                                                        495,292         343,869
Accumulated depreciation........................        (33,340)        (19,910)
                                                   ------------    ------------
                                                        461,952         323,959

Cash and cash equivalents.......................          4,002           5,270
Escrow deposits.................................         30,897          12,945
Escrowed bond funds - restricted................            549           2,779
Note receivable - Officer.......................          1,000           1,000
Accounts receivable.............................          1,870           1,230
Investment in and advances to unconsolidated
  real estate limited partnership...............          4,549             657
Deferred financing costs, net...................          9,640          11,530
Other...........................................          1,325             619
                                                  -------------    ------------
Total assets....................................  $     515,784    $    359,989
                                                  -------------    ------------
                                                  -------------    ------------

LIABILITIES AND EQUITY
Bonds payable...................................  $     279,355    $    182,050
Notes payable...................................         79,974          47,931
Accrued interest................................            913             ---
Real estate taxes payable.......................          3,837           4,998
Tenant security deposits........................          2,231           1,632
Accounts payable and other liabilities..........          2,138           2,143
Distributions/dividends payable.................            750             ---
                                                  -------------    ------------
                                                  $     369,198    $    238,754
                                                  -------------    ------------

Minority interest..............................   $      32,006    $     12,062
Preferred Stock, $.01 par value; 20,000 shares
  authorized, 1,351,351 shares of Class A
  Senior Cumulative Convertible Preferred
  Stock issued and outstanding.................          24,132             ---
Stockholders' equity:
  Common Stock, $.01 par value; 100,000,000
    shares authorized, 8,958,525 shares issued
    and outstanding ...........................              90              90
  Additional paid-in capital...................         112,975         112,957
  Distributions in excess of accumulated
    earnings...................................         (22,617)         (3,874)
                                                  -------------    ------------
Total stockholders' equity.....................          90,448         109,173
                                                  -------------    ------------
Total liabilities and equity...................   $     515,784    $    359,989
                                                  -------------    ------------
                                                  -------------    ------------

See accompanying notes to consolidated and combined financial statements.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
        CONSOLIDATED STATEMENT OF OPERATIONS OF THE COMPANY AND COMBINED
                  STATEMENTS OF OPERATIONS  OF THE PREDECESSOR
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                            AMBASSADOR APARTMENTS, INC.                    PRIME PROPERTIES
                                            ---------------------------------------------------------    -------------------
                                               Year Ended         Year Ended
                                               December 31,       December 31,     August 31, 1994 to    January 1,  1994 to
                                                   1996               1995          December 31, 1994      August 30, 1994
                                            ----------------   ----------------    ------------------    -------------------
Revenues:
Rental  . . . . . . . . . . . . . . . . .   $         64,842   $         49,966    $          13,161     $          19,146
Other . . . . . . . . . . . . . . . . . .              5,352              3,415                1,519                 1,288
                                            ----------------   ----------------    -----------------     -----------------
Total revenues  . . . . . . . . . . . . .             70,194             53,381               14,680                20,434
Expenses:
Property operating  . . . . . . . . . . .             16,853             13,477                3,599                 5,406
Real estate taxes . . . . . . . . . . . .              6,327              5,255                1,334                 2,367
General and administrative  . . . . . . .              5,225              3,612                1,167                    --
Depreciation  . . . . . . . . . . . . . .             13,430              8,894                2,101                 3,190
Advertising and marketing . . . . . . . .              1,329              1,088                  240                   353
Repairs and maintenance . . . . . . . . .              2,522              1,754                  572                   943
Property management fees  . . . . . . . .                 --                 --                   --                   937
Asset management fees . . . . . . . . . .                 --                 --                   --                   172
Financing fees  . . . . . . . . . . . . .              3,272              1,466                  271                   383
Bad debt  . . . . . . . . . . . . . . . .                434                584                  292                   298
Interest  . . . . . . . . . . . . . . . .             14,145              8,903                1,467                 5,393
Amortization of deferred financing
   fees . . . . . . . . . . . . . . . . .              1,829              2,792                  622                   333
(Income) losses from investment
in unconsolidated real estate
limited partnerships  . . . . . . . . . .               (233)               320                  162                    --
                                            ----------------   ----------------    -----------------     -----------------
Total expenses  . . . . . . . . . . . . .             65,133             48,145               11,827                19,775
                                            ----------------   ----------------    -----------------     -----------------
Income before minority interest, gain
on sale of rental property, loss on
sale of interest rate cap, and
extraordinary item  . . . . . . . . . . .              5,061              5,236                2,853                   659

Income allocated to minority interest . .             (1,883)              (615)                (332)                   --
                                             ---------------    ---------------     ----------------      ----------------
Income before gain on sale of rental
property, loss on sale of interest rate
cap and extraordinary item  . . . . . . .              3,178              4,621                2,521                   659
Gain on sale of rental property,
net of minority interest  . . . . . . . .                 --                966                   --                    --
                                            ----------------   ----------------    -----------------     -----------------
Income before loss on sale of interest
rate cap and extraordinary item . . . . .              3,178              5,587                2,521                   659

Loss on sale of interest rate cap,
net of minority interest  . . . . . . . .             (2,084)                --                   --                    --
                                            ----------------   ----------------    -----------------     -----------------

Income before extraordinary item  . . . .              1,094              5,587                2,521                   659

Extraordinary item, net of minority
interest  . . . . . . . . . . . . . . . .             (4,653)             4,360                 (772)                   --
                                            ----------------   ----------------    -----------------     -----------------
Net (loss) income . . . . . . . . . . . .             (3,559)             9,947                1,749                   659
Income allocated to preferred
shareholders  . . . . . . . . . . . . . .                851                 --                   --                    --
                                            -----------------  ----------------    -----------------     -----------------
Net (loss) income applicable to
common shareholders . . . . . . . . . . .   $         (4,410)  $          9,947    $           1,749     $             659
                                            -----------------  ----------------    -----------------     -----------------
                                            -----------------  ----------------    -----------------     -----------------
PRIMARY EARNINGS PER SHARE OF COMMON
STOCK:
(Loss) income per weighted average
share of common stock outstanding:
Before extraordinary item . . . . . . . .   $           0.03   $           0.62    $            0.28

Extraordinary item  . . . . . . . . . . .              (0.52)              0.49                (0.09)
                                            ----------------   ----------------    -----------------
Net (loss) income . . . . . . . . . . . .   $          (0.49)  $           1.11    $            0.19
                                            ----------------   ----------------    -----------------
                                            ----------------   ----------------    -----------------
Weighted average common stock
outstanding . . . . . . . . . . . . . . .          8,958,525          8,958,525            8,847,547
                                            ----------------   ----------------    -----------------
                                            ----------------   ----------------    -----------------

FULLY DILUTED EARNINGS PER SHARE OF
COMMON STOCK:
Before extraordinary item . . . . . . . .   $           0.22

Extraordinary item  . . . . . . . . . . .              (0.55)
                                            ----------------
Net (loss) income . . . . . . . . . . . .   $          (0.33)
                                            ----------------
                                            ----------------
Weighted average fully diluted
shares outstanding  . . . . . . . . . . .         10,348,645
                                            ----------------
                                            ----------------

See accompanying notes to consolidated and combined financial statements.

        AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                       (THE PREDECESSOR TO THE COMPANY)
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              OF THE COMPANY AND  THE PREDECESSOR'S NET DEFICIT
             (Dollars In Thousands, Except For Per Share Amounts)


                                                                1996                    1995                      1994
                                                       -------------------       -------------------       --------------------
COMMON STOCK, $0.01 PAR VALUE
 Balance, beginning of year  . . . . . . . . . . . .   $                90       $                90       $                 --
                                                       -------------------       -------------------       --------------------
   Net proceeds from the offering  . . . . . . . . .                    --                        --                         90
                                                       -------------------       -------------------       --------------------
 Balance, end of year  . . . . . . . . . . . . . . .   $                90       $                90       $                 90
                                                       ===================       ===================       ====================
 Paid-in capital

PAID-IN CAPITAL
 Balance, beginning of year  . . . . . . . . . . . .   $           112,957       $           112,943       $                 --
   Net proceeds from the offering  . . . . . . . . .                    --                        --                    127,476
   Principal payments on notes receivable for
      issuance of common units . . . . . . . . . . .                    18                        14                          3
   Adjustments for minority interests ownership
      in operating partnership . . . . . . . . . . .                    --                        --                    (14,536)
                                                       -------------------       -------------------       --------------------
 Balance, end of year  . . . . . . . . . . . . . . .   $           112,975       $           112,957       $            112,943
                                                       ===================       ===================       ====================

DISTRIBUTIONS IN EXCESS OF ACCUMULATED EARNINGS
 Balance, beginning of year  . . . . . . . . . . . .   $            (3,874)      $            (3,071)      $                 --
     Net (loss) income applicable to Common
         Shareholders  . . . . . . . . . . . . . . .                (4,410)                    9,947                      1,749
     Distributions . . . . . . . . . . . . . . . . .               (14,333)                  (10,750)                    (4,820)
                                                       -------------------       -------------------       --------------------
 Balance, end of year  . . . . . . . . . . . . . . .   $           (22,617)      $            (3,874)      $             (3,071)
                                                       ===================       ===================       ====================

PREDECESSOR'S NET DEFICIT
 Balance, beginning of year  . . . . . . . . . . . .   $                --       $                --       $             (2,422)
     Net income  . . . . . . . . . . . . . . . . . .                    --                        --                        659
     Contributions . . . . . . . . . . . . . . . . .                    --                        --                      1,690
     Distributions . . . . . . . . . . . . . . . . .                    --                        --                     (1,708)
     Reclassification of net deficit in connection
       with the reorganization  . . . . . . . . . .                     --                        --                      1,781
                                                       -------------------       -------------------       --------------------
 Balance, end of year . . . . . . . . . . . . . . .    $                --       $                --       $                 --
                                                       ===================       ===================       ====================





See accompanying notes to consolidated and combined financial statements.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
        CONSOLIDATED STATEMENT OF CASH FLOWS OF THE COMPANY AND COMBINED
                  STATEMENTS OF CASH FLOWS OF THE PREDECESSOR
                             (Dollars In Thousands)

                                                                 AMBASSADOR APARTMENTS, INC.            PRIME PROPERTIES
                                                      ----------------------------------------------    ----------------
                                                       YEAR ENDED      YEAR ENDED    AUGUST 31, 1994     JANUARY 1, 1994
                                                      DECEMBER 31,    DECEMBER 31,   TO DECEMBER 31,     TO AUGUST 30,
                                                           1996           1995             1994               1994
                                                      ------------    ------------   ---------------    ----------------
OPERATING ACTIVITIES
   Net (loss) income  . . . . . . . . . . . . . . .   $      (3,559)   $     9,947    $        1,749     $          659
   Adjustments to reconcile net (loss) income to
   net cash provided by operating activities:
     Depreciation   . . . . . . . . . . . . . . . .          13,430          8,894             2,101              3,190
     Bad debt expense   . . . . . . . . . . . . . .             434            584               292                298
     Amortization of deferred financing fees  . . .           1,829          2,792               622                333
     Minority interest  . . . . . . . . . . . . . .           1,883            615               332                 --
     Extraordinary item, net of minority
     interest . . . . . . . . . . . . . . . . . . .           4,653         (4,360)              772                 --
     Loss on sale of interest rate cap, net of
     minority interest  . . . . . . . . . . . . . .           2,084             --                --                 --
     Gain on sale of rental property, net of
     minority interest  . . . . . . . . . . . . . .              --           (966)               --                 --
     Write-off of deferred letter of
     credit fees  . . . . . . . . . . . . . . . . .              --          1,374                --                 --
     (Income) losses from investment in
     unconsolidated real estate limited
     partnerships   . . . . . . . . . . . . . . . .            (233)           320               162                 --
     Changes in operating assets and liabilities:
        Accounts receivable   . . . . . . . . . . .          (1,074)          (448)           (1,155)              (329)
        Other assets  . . . . . . . . . . . . . . .            (706)          (182)             (437)               129
        Accrued interest payable  . . . . . . . . .             913            (92)             (119)              (119)
        Real estate taxes payable   . . . . . . . .          (1,161)         1,925             1,390                210
        Tenant security deposits  . . . . . . . . .             599            526               348                 26
        Accounts payable and other
        liabilities . . . . . . . . . . . . . . . .              (5)           663              (812)               538
                                                      -------------    -----------    --------------     --------------
        Net cash provided by operating
        activities  . . . . . . . . . . . . . . . .          19,087         21,592             5,245              4,935
                                                      -------------    -----------    --------------     --------------
INVESTING ACTIVITIES
   Purchase of rental property  . . . . . . . . . .         (59,951)       (55,565)          (66,148)                --
   Improvements to rental property  . . . . . . . .         (16,189)       (12,227)           (1,746)            (1,731)
   Advances to unconsolidated real estate
   limited partnerships . . . . . . . . . . . . . .         (39,883)            --                --                 --
   Repayment from unconsolidated real estate
   limited partnerships . . . . . . . . . . . . . .          36,048             --                --                 --
   Note receivable - Officer  . . . . . . . . . . .              --             --            (1,000)                --
   Net proceeds from sale of rental property  . . .              --          7,650                --                 --
   Cash from contributed assets . . . . . . . . . .              --             --             3,423                 --
   Contribution to unconsolidated real estate
   limited partnerships . . . . . . . . . . . . . .              --            (28)             (557)                --
   Distribution from unconsolidated real estate
   limited partnerships . . . . . . . . . . . . . .              --          1,640                50                 --
   Purchase of partnership interests  . . . . . . .              --             --           (14,460)                --
                                                      -------------    -----------    --------------     --------------
     Net cash used in investing activities  . . . .         (79,975)       (58,530)          (80,438)            (1,731)
                                                      -------------    -----------    --------------     --------------
FINANCING ACTIVITIES
   Net proceeds from common stock offering  . . . .              --             --           127,566                 --
   Capital Contributions from Investor I and II . .          23,000             --                --                 --
   Net proceeds from preferred stock offering . . .          24,132             --                --                 --
   Proceeds from sale of interest rate cap  . . . .           1,485             --                --                 --
   Decrease (increase) in escrowed bond
   funds-restricted   . . . . . . . . . . . . . . .           2,230          1,035            16,278            (20,089)
   Proceeds from bonds payable  . . . . . . . . . .          34,305         42,015             6,400             20,000
   Payment to sinking fund  . . . . . . . . . . . .              --           (550)               --                 --
   Escrow deposits  . . . . . . . . . . . . . . . .         (17,952)       (12,945)               --                 --
   Proceeds from notes payable  . . . . . . . . . .         145,721        102,362                --                 --
   Purchase of bonds payable  . . . . . . . . . . .         (12,217)       (15,053)               --                 --
   Repayment of notes payable . . . . . . . . . . .        (113,744)       (55,631)          (59,070)            (1,600)
   Deferred financing fees paid . . . . . . . . . .          (9,762)        (5,587)           (8,332)              (698)
   Partner capital contributions  . . . . . . . . .              18             14                 3              1,690
   Distributions to predecessor owners  . . . . . .              --             --            (3,859)                --
   Dividends paid to preferred stockholders . . . .            (284)            --                --                 --
   Dividends paid to common stockholders  . . . . .         (14,333)       (14,333)           (1,237)                --
   Distributions paid to minority interest  . . . .          (2,979)        (1,543)             (132)                --
   Distributions to partners  . . . . . . . . . . .              --             --                --             (1,708)
                                                      -------------    -----------    --------------     --------------
Net cash provided by (used in) financing
activities  . . . . . . . . . . . . . . . . . . . .          59,620         39,784            77,617             (2,405)
                                                      -------------    -----------    --------------     --------------
Net (decrease) increase in cash . . . . . . . . . .          (1,268)         2,846             2,424                799
Cash and cash equivalents at beginning of
period  . . . . . . . . . . . . . . . . . . . . . .           5,270          2,424                --              2,850
                                                      -------------    -----------    --------------     --------------
Cash and cash equivalents at end of period  . . . .   $       4,002    $     5,270    $        2,424     $        3,649
                                                      =============    ===========    ==============     ==============

See accompanying notes to consolidated and combined financial statements.

        AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                       (THE PREDECESSOR TO THE COMPANY)
           NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS



1.       FORMATION AND ORGANIZATION OF THE COMPANY

         Ambassador Apartments, Inc., formerly Prime Residential, Inc., (together with its consolidated and unconsolidated investments in real estate limited partnerships, the "Company") was organized in Maryland on April 15, 1994. The Company was formed to continue the residential rental operations business of The Prime Group, Inc. and certain of its affiliates (collectively "PGI"). The Company will continue to make an election to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for Federal income tax purposes.

         The Company is a self-administered and self-managed REIT engaged in the ownership and management of residential rental properties leased primarily to middle income tenants. As of December 31, 1996, the company owns interests in 49 apartment communities with a total of 14,564 units located in Arizona, Colorado, Florida, Georgia, Illinois, Tennessee and Texas. The Company's principal markets with more than 1,000 units include Phoenix and Tucson, Arizona; Orlando, Florida; and Austin, Houston and San Antonio, Texas.

         On August 31, 1994, the Company completed an initial public offering (the "Offering") of 7,821,000 shares of Common Stock at $16.00 per share. On September 12, 1994, the underwriters of the Offering exercised their over allotment option to purchase 1,137,525 shares of Common Stock at $16.00 per share.

         Upon consummation of the Offering, the Company contributed the initial net proceeds of $110.5 million from the Offering in exchange for 7,821,000 common units of partnership interest ("Common Units") of Ambassador Apartments, L.P., formerly Prime Residential, L.P. (the "Operating Partnership"). The Company contributed the net proceeds of $17.1 million from the exercise of the underwriters' over allotment option to the Operating Partnership in exchange for 1,137,525 Common Units.

         The Company is the sole general partner of the Operating Partnership and owns 90.28% of the Common Units and 100% of the Class A Preferred Units (defined below) as of December 31, 1996. Dividends declared or paid to holders of Common Stock and Class A Preferred Stock are based upon such distributions received by the Company with respect to its Common Units and Class A Preferred Units.

         Upon consummation of the Offering, PGI contributed its interest in the predecessor to the Company (the "Predecessor") to the Operating Partnership in exchange for a limited partnership interest represented by 846,703 Common Units, approximately $3.0 million in reimbursement of formation costs advanced by PGI and the right to receive an additional 441,000 Common Units (the "Performance Units") which will be issued if certain performance criteria are met. None of the performance criteria has been met as of December 31, 1996.
Of the 846,703 Common Units received by PGI, 156,250 Common Units were immediately transferred by PGI to a senior executive of the Company in exchange for such executive's interest in PGI. PGI also transferred the right to receive 90,000 Performance Units to the same senior executive. Another senior executive contributed his interests in the Predecessor to the Operating Partnership in exchange for 17,280 Common Units and the right to receive up to 9,000 Performance Units. PGI and senior executives

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


(the "Limited Partners") hold all of their Common Units as limited partners of the Operating Partnership.

         Unless the context requires otherwise, all references to the Company herein mean Ambassador Apartments, Inc. and those entities owned or controlled by Ambassador Apartments, Inc., including the Operating Partnership. The combined financial statements of the Predecessor include the accounts of eleven property partnerships which owned the 21 Prime Properties (the "Predecessor Partnerships"). The Predecessor Partnerships were considered to be entities under common ownership and management. Upon consummation of the Offering, PGI sold a 50% interest in one Predecessor Partnership (Williamsburg Limited Partnership) to a senior executive of PGI. PGI then contributed to the Operating Partnership its ownership interest in ten of the Predecessor Partnerships and its remaining 50% ownership interest in Williamsburg Limited Partnership, which is accounted for as a joint venture using the equity method of accounting. The Company also acquired for $400,000 a 49.9% general partnership interest in a partnership ("Brook Run") which is accounted for as a joint venture using the equity method of accounting. Effective December 31, 1995, a partner in Brook Run with a 0.1% limited partnership interest assigned his interest to the Company.

         In August 1996, the Company entered into a joint venture with an affiliated entity to form G.P. Municipal Holdings, L.L.C. ("G.P. Holdings") (see Note 2). The Company owns a 49.6% interest in G.P. Holdings, which is accounted for as a joint venture using the equity method of accounting.

         At December 31, 1996 the interests of the Company are represented by three types of partnerships (collectively, the "Property Partnerships"): 1) interests in the partnerships owned by the Company prior to the Offering (the "Predecessor Partnerships"), 2) newly created partnerships which own certain properties acquired by the Company or transferred from other partnerships (the "New Partnerships"), and 3) real estate limited partnerships in which the Company owns a joint venture interest (the "Joint Venture Partnerships"). The following tables set forth the Property Partnerships and their corresponding operating properties.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS



          PREDECESSOR PARTNERSHIPS                                 OPERATING PROPERTIES
------------------------------------------    ------------------------------------------------------------
 Eagle's Nest Partnership                      None  (1)
 LaJolla Partnership                           None  (1)
 Cape Cod Partnership                          None  (1)
 Braesview Partnership                         None  (1)
 Mesa Ridge Partnership                        None  (1)
 Prime H.C. Limited Partnership                None  (1)
 Prime Aspen Limited Partnership               None  (1)
 Brookdale Lakes Partners                      None  (1)
 Prime Crest, L.P.                             None  (1)
 Ambassador I, L.P.                            Privado Park        Quail Ridge         Windridge
 (formerly Prime MFP Limited Partnership)      Shadow Creek        Tierra Bonita       Bent Oaks
                                               Vista Ventana       The Stratford       Mountain View

          NEW PARTNERSHIPS
          ----------------
 Ambassador II Limited Partnership             Sandalwood          Country Club West   Pine Shadows
 (formerly Prime MFP II Limited                Trails of Ashford   Courtney Park       Hidden Lake
                                               Crossroads          Heather Ridge       Woodlands
                                               LaJolla de Tucson

 Ambassador III, L. P.                         Sun Lake
 (formerly Prime MFP III Limited

 Ambassador IV, L.P.                           Falls of Bells Ferry
 (formerly Prime MFP IV Limited

 Ambassador V, L.P.                            None
 (formerly Prime MFP V Limited

 Ambassador VI, L.P.                           Cypress Ridge       Madera Point
 (formerly Prime MFP VI Limited                Broadmoor           Stonybrook

 Ambassador VII, L.P.                          Coral Cove          Summit Creek
 (formerly Prime MFP VII Limited               Tatum Gardens       Westway Village

 Ambassador VIII, L.P.                         Eagle's Nest        Harbor Cove         The Mills
                                               Cape Cod            Prime Crest         Shallow Creek
                                               LaJolla             Royal Crest         Franklin Oaks
                                               Mesa Ridge          Aspen Hills         Crossings of Bellevue
                                               Braesview           Brookdale Lakes

 Ambassador/CRM Florida Partners               Arbors              Village Crossing
 Limited Partnership                           Ocean Oaks          Haverhill Commons

    JOINT VENTURE PARTNERSHIPS
    --------------------------
 Williamsburg Limited Partnership              Williamsburg
 Brook Run Associates                          Brook Run
 G.P. Municipal Holdings, LLC                  N/A

(1) Transferred properties to Ambassador VIII, L.P. concurrently with the closing of the FNMA Facility, as described below.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


(a)      Basis of Presentation

         The accompanying consolidated financial statements include, subsequent to the Offering, the accounts of the Company, the Operating Partnership and all entities in which the Company has majority interest or control. The effects of all significant intercompany balances and transactions have been eliminated in the consolidated and combined presentation.

         Investments in Joint Venture Partnerships which the Company does not have a majority interest in, or control of, are accounted for on the equity method, except that any gains or losses of Williamsburg Limited Partnership resulting from financing transactions are allocated to the Company, the managing general partner of Williamsburg Limited Partnership. To the extent the Company's investment basis differs from its share of the capital of an unconsolidated Partnership, such difference is amortized over the depreciable life (20 years) of the unconsolidated Partnership's investment assets.

         Certain amounts in the 1995 and 1994 financial statements have been reclassified to conform with the 1996 consolidated presentation. Such reclassifications have not changed the results of operations for 1995 and 1994.

(b)      Revenue Recognition

         Rental revenue is recognized as income in the period earned.

(c)      Development Costs

         All property renovation costs, including construction, architectural design and other similar renovation costs incurred during the renovation period, are capitalized to rental property.

(d)      Cash Equivalents

         All highly liquid investments, with a maturity of three months or less when purchased, are considered to be cash equivalents.

(e)      Rental Property

         Rental property is carried at lower of cost or fair value.

         The Company evaluates its rental properties periodically for indicators of impairment, including recurring operating losses and other significant adverse changes in the business climate that affect the recovery of the recorded asset value. If rental property is considered impaired, a loss is provided to reduce the net carrying value of the asset to its estimated fair value. No impairment losses are included in the accompanying financial statements.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


         Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets which are as follows:

        Building  . . . . . . . . . . . . . . . . . . . . .          30-40 years
        Building improvements . . . . . . . . . . . . . . .           5-30 years
        Furniture and equipment . . . . . . . . . . . . . .           3-12 years


         Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life.

(f)      Income Taxes

         The Company will continue to make an election to qualify as a REIT. Under the applicable provisions of the Internal Revenue Code of 1996, as amended, a REIT will generally not be subject to Federal income tax so long as it distributes at least 95% of its REIT taxable income to its shareholders and complies with certain other requirements. Even if the Company qualifies as a non-taxable entity for Federal income tax purposes, the Company may be subject to certain state or local taxes on its income and property depending on the tax laws of particular states. Prior to the Offering, no provision for Federal income taxes has been made in the accompanying combined financial statements of the Predecessor as the liability for any such taxes is that of the partners of the respective combined entities rather than the Predecessor.

         As of December 31, 1996 the bases of the Company's net assets reported in the Company's consolidated financial statements exceeded the tax bases by approximately $6.0 million.

(g)      Deferred Financing Costs

         Deferred financing costs include costs incurred to obtain long-term financing and interest rate protection. The deferred financing costs are being amortized over the terms of their respective agreements on a straight-line basis. During 1996, unamortized deferred financing costs of approximately $9.8 million were fully amortized due to sale of the interest rate cap, early repayment of bridge financing, and reissuance of certain bonds in connection with replacement of credit enhancement. During 1995, unamortized deferred financing costs were written off upon the Company's acquisition of its fixed rate bonds, termination of standby purchase agreements with the Lumbermens Mutual Casualty Company ("Kemper Lender"), and the Company's sale of the Laurelwood property. The total unamortized financing costs written off due to the transactions mentioned above was approximately $2.0 million. Unamortized financing costs written off due to early repayment of debt in 1994 were approximately $855,000.

                                                                       (IN 000's)
                                                                      DECEMBER 31
                                                     -----------------------------------------
                                                         1996          1995            1994
                                                     ----------    -----------     -----------
                                                     $   25,558    $    15,796     $    12,163
 Deferred financing costs  . . . . . . . . . . .

 Accumulated amortization  . . . . . . . . . . .        (15,918)        (4,266)         (1,474)
                                                     ----------    -----------     -----------
                                                     $    9,640    $    11,530     $    10,689
                                                     ----------    -----------     -----------
                                                     ----------    -----------     -----------

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


(h)      Minority Interest

         Concurrently with the formation of the Operating Partnership, PGI and certain senior executives of the Company contributed assets in exchange for 863,983 Common Units, and certain senior executives purchased 100,000 Common Units in the Operating Partnership. PGI and certain senior executives of the Company hold these Common Units as Limited Partners. The partners' equity of the Operating Partnership excludes loans made by the Operating Partnership to certain senior executives of the Company in the amounts of $1.4 million and $250,000 ($1.3 million and $244,000, respectively, at December 31, 1996) to acquire 84,375 and 15,625 Common Units, respectively. However, the minority interest percentage in the Operating Partnership includes such Common Units because these executives will receive all of the benefits of a Common Unit holder. The loans are collateralized by pledges of the Common Units acquired with the loan proceeds. The loans bear interest at the prime rate (8.50% at December 31, 1996 and 1995) plus 0.50% per annum and have a maturity date of August 31, 2004.

         The 963,983 Common Units held by Limited Partners have the same characteristics as 963,983 shares of Common Stock in as much as they share proportionately in any distributions of the Operating Partnership. The minority interest ownership percentage is calculated by dividing the number of Common Units held by Limited Partners divided by the total number of outstanding Common Units.

         On March 27, 1996, the Company, through its affiliates, formed two new limited partnerships, Jupiter-I, L.P. and Jupiter-II, L.P., which hold 99% limited partnership interests in Ambassador I, L.P. and Ambassador VII, L.P., respectively. The Company, through its affiliates, holds a 1% general partnership interest in both Ambassador I, L.P. and Ambassador VII, L.P. and a 49.6% general partnership interest in both Jupiter-I, L.P. and Jupiter-II, L.P.

         In return for a capital contribution of $17.8 million, a Japanese corporation ("Investor I") received a 50.4% limited partnership interest in Jupiter-I, L.P. In return for a capital contribution of $5.2 million, a Japanese individual ("Investor II") received a 50.4% limited partnership interest in Jupiter-II, L.P. The Company used the proceeds to pay approximately $1.4 million of placement fees and formation costs for Jupiter-I, L.P. and Jupiter-II, L.P. and approximately $21.6 million to repay principal outstanding on the Company's Nomura Revolving Loan (defined below). The Company treats as minority interest any profits and losses allocated to Investor I and Investor II in accordance with the respective partnership agreements of Jupiter-I, L.P. and Jupiter-II, L.P.

         The partnership agreements of Jupiter-I, L.P. and Jupiter-II, L.P. provide that profits and losses will generally be distributed to the partners as follows. All depreciation of the applicable properties (see above) shall be allocated to the partners in proportion to their respective ownership percentages. All other profit and loss (excluding depreciation) from the applicable properties shall be allocated to the partners in proportion to the amount of cash distributed to each partner during the year (see below).

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


         To the extent available, the following cash distributions shall be made to the partners of Jupiter-I, L.P. First, Investor I shall receive an 8.5% per annum cumulative priority return on its original investment, paid monthly in arrears. Second, the Company shall receive an 8.5% per annum cumulative priority return on its capital contribution (as defined) into Jupiter-I, L.P., paid monthly in arrears. Third, the Company shall receive excess cash flow up to a specified amount (as defined), paid quarterly in arrears. Fourth, any remaining excess cash flow from Ambassador I, L.P. is paid quarterly in arrears, 30% to Investor I and 70% to the Company.

         To the extent available, the following cash distributions shall be made from Ambassador VII, L.P. to the partners of Jupiter-II, L.P. First, Investor II receives an 8.5% per annum cumulative priority return on its original investment, paid monthly in arrears. Second, the Company receives an 8.5% per annum cumulative priority return on its capital contribution (as defined) into Jupiter-II, L.P., paid monthly in arrears. Third, the Company receives excess cash flow up to a specified amount (as defined), paid quarterly in arrears. Fourth, any remaining excess cash flow from Ambassador VII, L.P. is paid quarterly in arrears, 30% to Investor II and 70% to the Company.

         At any time following the fifth, but automatically upon the seventh, anniversary of the formation of Jupiter-I, L.P. and Jupiter-II, L.P., Investor I and Investor II are each entitled to a redemption of their partnership interests in the form of cash and/or Common Stock in the Company. The election of the form of the redemptions (cash or stock) is at the sole and absolute discretion of the Company. The Company has reserved 1,195,233 shares of Common Stock for issuance upon conversion of the limited partnership interests by Investor I and Investor II.

(i)      Earnings Per Share of Common Stock

         Primary earnings (loss) per Common Stock were computed by dividing earnings (loss) after deduction of Class A Preferred Stock dividends by the average number of common and dilutive equivalent shares outstanding, which there are none. Fully diluted per share of Common Stock amounts assume conversion of Class A Preferred Stock and the elimination of the related Class A Preferred Stock dividend requirement as well as conversion of Investor I and Investor II limited partnership interests in certain of the Company's consolidated subsidiaries into Common Stock and elimination of the related Minority Interest representing income allocated to Investor I and II. The conversion of a Common Unit to Common Stock will have no effect on earnings per share of Common Stock since the allocation of earnings to a Common Unit is equivalent to earnings allocated to a share of Common Stock.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


(j)      Derivative Financial Instruments

         The Company has entered into swap transactions to modify the interest characteristics with respect to certain of its variable rate tax-exempt bonds (see Note 2). The agreements involve the exchange of amounts based on a fixed interest rate for amounts based on variable rates over the life of the agreement without an exchange for the notional amount upon which the payments are based. The differential to be paid or received as interest rates change is accrued and recognized as an adjustment of interest expense related to the debt. The related amount payable to or receivable from the counter party is included in other liabilities or accounts receivable. The fair value of any swap agreement that qualifies as a hedge is not recognized in the financial statements. The gain or loss on any termination of the interest rate swap agreement will be deferred and amortized as an adjustment to interest expense related to the debt over the remaining term of the original contractual life of the terminated swap agreement. In the event of the early extinguishment of the related debt, any realized or unrealized gain or loss from the swap would be recognized in income coincident with the extinguishment. Other swap agreements are recorded at fair value.

         The Company purchased interest rate protection to hedge its exposure to increases in interest costs for certain other of its variable rate tax-exempt bonds (see Note 2). The premium paid for the Company's interest rate protection is included in deferred financing costs and is amortized ratably over the term of the related interest rate protection agreement. Payments received as a result of the specified interest rate index exceeding the strike price are accrued in accounts receivable and are recognized as a reduction of interest expense (the accrual accounting method). Upon any termination of the interest rate protection agreement, any gain or loss is recognized in income coincident with the termination.

         The Company is exposed to credit loss in the event of non performance by counter-parties on the interest rate swap agreements, but the Company does not expect non-performance by any of these counter parties. The amount of such exposure is generally limited to the amount of any payments due but not yet received from the counter party.

(k)      Use of Estimates

         The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


(l)      Stock Based Compensation

         Effective January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees."
Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company has elected to continue to account for its employee stock compensation plans under APB Opinion No. 25. Unaudited pro forma disclosures of net earnings and earnings per share, as if the fair value based method of accounting defined in SFAS No. 123 had been applied, are presented in Note 6.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


2.       DEBT (A)



                                                        DECEMBER 31,
                                                ---------------------------------
                                                  1996            1995              MATURITY DATE
                                                --------        --------            -------------
                                                           (IN 000'S)

BONDS PAYABLE
Prime Crest (B)(D)..........................    $  2,400        $  2,400                12/21
Royal Crest (B)(D)..........................       3,400           3,400                12/21
Aspen Hills (B)(D)..........................       9,800           9,800                12/21
Eagle's Nest (B)(D).........................       5,200           5,200                12/21
LaJolla (B)(D)..............................      10,000          10,000                12/21
Cape Cod (B)(D).............................       8,100           8,100                12/21
Braesview (B)(D)............................      20,500          20,500                12/21
Mesa Ridge (B)(D)...........................       5,100           5,100                12/21
Harbor Cove (B)(D)..........................       5,900           5,900                12/21
Brookdale Lakes (B)(D)......................      14,800          14,800                12/26
Bent Oaks (B)(D)............................       4,400           4,400                12/23
Privado Park (B)(D).........................       9,200           9,200                12/33
Quail Ridge (B)(D)..........................       6,400           6,400                12/33
Shadow Creek (B)(D).........................       5,600           5,600                12/33
Vista Ventana (B)(D)........................       6,400           6,400                12/33
Cypress Ridge (C)(E)........................       4,250              --                06/26
The Mills (B)(D)............................      14,575              --                12/26
The Stratford (B)(D)........................       5,945           5,945                12/21
Broadmoor (C)(E)............................       6,000              --                06/26
Windridge (B)(D)............................       6,270           6,270                12/21
Shallow Creek (B)(D)........................       2,300              --                12/26
Tierra Bonita (B)(D)........................       6,000           6,000                12/33
Franklin Oaks (B)(D)........................      17,700          17,700                12/21
Falls of Bells Ferry (H)....................      28,935          28,935                02/09
Madera Point (C)(E).........................       7,180              --                06/26
Arbors (B)(F)...............................       7,280              --                08/15
Ocean Oaks (B)(F)...........................      10,920              --                08/15
Village Crossing (F)........................       9,800              --                12/07
Haverhill Commons (F).......................      10,950              --                12/07
Crossings of Bellevue (G)...................       8,572              --                05/97
Sun Lake (G)................................      15,478              --                10/25
                                                --------        --------
Total Bonds Payable.........................    $279,355        $182,050
                                                --------        --------
                                                --------        --------


NOTES PAYABLE
Bank One Loan (J)                               $ 63,950        $     --                06/99
LaJolla Note (I)                                      --             930                   --
Coral Cove (K)                                     4,031              --                04/26
Summit Creek (K)                                   3,583              --                04/26
Tatum Gardens (K)                                  3,483              --                04/26
Westway Village (K)                                4,927              --                04/26
Nomura Revolving Loan (J)                             --          47,001                   --
                                                --------        --------
Total Notes Payable                             $ 79,974        $ 47,931
                                                --------        --------
                                                --------        --------


------------

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


(A) Debt is collateralized by substantially all of the assets of the respective Partnerships.

(B) Permanent financing for these properties has been provided by variable rate tax-exempt revenue bonds (the "Bonds"). Under the terms of the bond loan agreements, the respective issuing Partnerships are to make interest-only payments calculated using a variable rate determined by the remarketing agents of the Bonds. The rates ranged from 2.5% to 7.0% for the year ended December 31, 1996, 2.7% to 6.0% for the year ended December 31, 1995 and 1.75% to 5.55% in 1994. Under certain conditions, the interest rate on the Bonds may be converted to a fixed rate at the request of the respective Partnership. A bondholder may tender the Bonds during the variable interest rate period and receive principal, plus accrued interest through the tender date. Upon tender, the remarketing agents shall immediately remarket the Bonds. In the event the remarketing agents fail to remarket any of the Bonds, the Partnerships are obligated to purchase those Bonds, for which they may draw on the letters of credit. The remarketing agents receive a fee between 0.08% and 0.125% per annum of the outstanding Bond balance, payable quarterly in arrears. Such fees are included as financing fees in the accompanying consolidated and combined statements of operations.

         Under the terms of the bond loan agreements, the Bond proceeds were deposited in escrow accounts with trustee third-party banks. The Bond funds were used for development costs including the acquisition and rehabilitation of the properties owned by the Partnerships. As of December 31, 1996, $549,000 remains in escrow for future renovation programs.

(C) Permanent financing for these properties has been provided by fixed rate tax-exempt term bonds (the "Term Bonds"). Under the terms of the bond loan agreements, the respective issuing Partnerships are to make interest-only payments using a fixed rate ranging from 5.3% to 6.35% depending upon the maturity date of each series of bonds. The Term Bonds proceeds were deposited into escrow accounts with trustee third-party banks. The Term Bonds funds were used for development costs including the acquisition and rehabilitation of the properties owned by the Partnerships. As of December 31, 1996, there were no funds in escrow for future renovation costs associated with the Term Bonds. The Term Bonds are subject to mandatory redemption dates beginning on June 1, 2006 with final maturity of the Term Bonds on June 1, 2026.

(D) On December 18, 1996, the Company replaced its letters of credit on approximately $186.5 million of existing variable rate tax-exempt bonds associated with 22 of its properties (including Williamsburg) with a single facility (the "FNMA Facility") issued by Federal National Mortgage Association ("FNMA"). FNMA has established three separate mortgage pools as collateral for providing credit enhancement on the bonds. The first pool, which consists of 13 properties that have a carrying value of approximately $140.6 million at December 31, 1996, collateralizes $119.8 million of variable rate tax-exempt bonds. The second pool collateralizes $50.2 million of variable rate tax-exempt bonds relating to eight properties owned by Ambassador I, L.P. (formerly Prime MFP Limited Partnership), whose carrying value approximated $61.0 million at December 31, 1996. The third pool collateralizes $16.5 million of variable rate tax- exempt bonds relating to the Williamsburg property, whose carrying value approximated $15.0 million at December 31, 1996. The credit enhancement agreements are collateralized by first mortgages on the properties.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS



         FNMA is entitled to credit enhancement fees on the FNMA Facility at a weighted average rate of 1.04% per annum of the base value of the bonds, less any cash collateral. FNMA also receives a reserve fee of 0.38% per annum on the amount of cash collateral with respect to the FNMA Facility. The credit enhancement and reserve fees are payable monthly in advance.

         As additional collateral, the Company deposited $15.2 million with FNMA into an interest bearing escrow account. The Company is also making monthly principal reserve payments of approximately $243,000 to FNMA which will be used to redeem bonds. The FNMA credit enhancement matures on December 1, 2021.

(E) On October 1, 1996, the Company entered into Insurance and Indemnity Agreements with Financial Security Assurance, Inc. ("FSA") to provide credit enhancement for these three bond issues. The Company made a ten year prepayment of the insurance premium in the amount of $775,937, which is included in other assets and will be expensed over a ten year period. In addition, an annual insurance premium will be due in the amount of 0.6% payable monthly in advance on the face amount of the bonds, commencing June 12, 2006. The Insurance and Indemnity Agreements have expiration dates consistent with the redemption dates of the bonds themselves with maturities that begin on June 1, 2006 with final maturity of the bonds on June 1, 2026. The Insurance and Indemnity Agreements are collateralized by first mortgages on the properties, whose carrying value approximated $22.3 million at December 31, 1996.

(F) Permanent financing for these properties has been provided by variable rate tax-exempt bonds (the "Florida Bonds"). The interest rate on $20.7 million of the Florida Bonds is reset annually by the remarketing agent on December 1 of each year. At December 31, 1996 the rate was 8.5% (pay rate of 6.0% and 2.5% deferred rate) and is paid monthly in arrears. Deferred interest, if any, is paid every August 1 and February 1. These bonds were issued by Housing Finance Authority of Palm Beach County and have a maturity date of December 1, 2007. Interest on the remaining $18.2 million Florida Bonds is currently calculated using a variable rate determined by the respective remarketing agent of the bonds. The interest rate is currently reset on a weekly basis. These bonds were also issued by Housing Finance Authority of Volusia County and have a maturity date of August 1, 2015. The Company's obligation under the Florida Bonds is collateralized by first mortgages on the properties, whose carrying value approximated $38.3 million at December 31, 1996.

         Concurrent with the acquisition of the Florida Properties, the Company, through G.P. Holdings, contributed its interest in the Florida Bonds to TEB Municipal Trust I, a New York Trust ("TEB") in which G.P. Holdings is the managing depositor of TEB. TEB, in turn, sold $27.0 million in Class A certificates of beneficial interests in TEB. The Class A certificates are credit enhanced by Bank One, Akron and are priced as AA rated seven day variable rate tax exempt bonds. The interest rate on the Class A certificates is swapped for seven years at 4.85% with Goldman Sachs. On October 25, 1996, TEB sold $10.0 million in Class B certificates to a group of individual investors. The Class B certificates earn interest at a fixed rate of 12% per annum, paid monthly. G.P. Holdings holds the remaining $2.0 million in Class G certificates which earn interest equal to the excess of interest earned by TEB

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


         ownership of the Florida Bonds over distributions paid to the Class A and Class B certificate holders. Under the terms of the LLC agreement, the Company received 100% of any excess cash flows, as defined, from G.P. Holdings at December 31, 1996.

(G) Under the terms of the Bellevue Bonds note agreement, the Company currently makes monthly principal and interest payments based on a 30-year amortization. The Bellevue Bonds bear interest at 9.3% and were issued by The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County. The Bellevue Bonds are guaranteed by FNMA and mature on May 1, 1997. The Company is currently negotiating with FNMA to include the Bellevue Bonds under the FNMA Facility. The guaranty is collateralized by a first mortgage on the property, whose carrying value approximated $15.7 million at December 31, 1996.

         Under the terms of the Sun Lake Bonds note agreement, the Company currently makes monthly principal and interest payment based on a 30-year amortization. The Sun Lake Bonds bear interest at 6.45% and were issued by the Orange County Housing Finance Authority. The Sun Lake Bonds are also guaranteed by FNMA and mature on October 1, 2025. The guaranty is collateralized by a first mortgage on the property, whose carrying value approximated $24.3 million at December 31, 1996.

(H) Under the terms of the Falls Bonds loan agreement, the issuing Partnership is to make interest-only payments calculated using a one-year fixed rate determined by the remarketing agents of the Falls Bonds which is adjusted annually on January 15. The rate was 3.55% at December 31, 1996 and 5.25% at December 31, 1995. Under certain conditions the interest rate on the Falls Bonds may be converted to a long-term fixed rate at the request of the Partnership.

         The Falls Bonds are collateralized by an irrevocable letter of credit issued by Guardian Savings and Loan Association. A letter of credit fee of 1% per annum of the outstanding amount of the letter of credit for the period from September 1, 1995 through August 15, 2004, and 2% per annum of the outstanding amount of the letter of credit from August 16, 2004 through August 15, 2006, and 2 1/2% per annum from August 16, 2006 through February 1, 2009. The letter of credit is collateralized by a mortgage on the property, whose carrying value approximated $31.3 million at December 31, 1996, and cash placed in escrow with Guardian Savings and Loan Association of $3.3 million.
         The cash collateral will remain in place for as long as the Letter of Credit is outstanding. The letter of credit expires on February 1, 2009. The total commitment outstanding under the letter of credit at December 31, 1996 is approximately $29.5 million. The due date of the Falls Bonds would be accelerated upon the expiration of the letter of credit unless the letter of credit is extended or replaced.

         A bondholder may tender the Falls Bonds during the one year fixed rate period and receive principal, plus accrued interest through the tender date. Upon tender, the remarketing agents shall immediately remarket the Falls Bonds. In the event the remarketing agents fail to remarket any of the Falls Bonds, the Partnerships are obligated to purchase the Falls Bonds, for which they may draw on the letters of credit. The remarketing agents receive a fee of

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


         0.325% per annum payable quarterly in arrears. Such fees are included as financing fees in the accompanying consolidated statement of operations.

(I) Pursuant to a rehabilitation loan agreement with the City of San Antonio, the loan bore no interest as long as certain rehabilitation restrictions were met and required monthly principal payments of $10,000 which began on February 1, 1995. On December 18, 1996, the Company repaid the entire outstanding principal balance on this loan.

(J) Concurrent with the Offering, the Company entered into an agreement for a revolving credit facility (the "Nomura Revolving Loan") with Nomura Asset Capital Corporation ("Nomura") for approximately $43.5 million which was subsequently increased to $100.0 million. Borrowings under this facility bore interest at a floating rate equal to 1.75% per annum above the 30-day LIBOR rate.

         On June 26, 1996, the Company refinanced its Nomura Revolving Loan, with Bank One Arizona, NA (the "Bank One Loan"). The Bank One Loan bears interest at a variable rate between LIBOR plus 1.70% and 1.95% (as defined in the Bank One Loan Credit Agreement) and has a maximum commitment of $75.0 million based upon the amount of collateral pledged by the Company. As of December 31, 1996, the amount available under the Bank One Loan is approximately $64.0 million. As of December 31, 1996, ten properties, whose carrying value approximated $85.8 million, are pledged as collateral under the Bank One Loan and $64.0 million was outstanding. The Bank One Loan matures on June 26, 1999. However, the Company may request one year extensions pursuant to the terms of the agreement.

         The Company was not in compliance with certain covenants relating to its Bank One Loan as of December 31, 1996. However, the Company has obtained a waiver covering the period through June 30, 1997 and is currently negotiating with Bank One to modify the loan agreement. The ultimate outcome of their negotiations cannot be determined at this time. Accordingly, 1997 maturities in the five year debt schedule below incudes the outstanding principal amount of the Bank One Loan.

(K) Ambassador VII, L.P. (formerly Prime MFP VII Limited Partnership) was formed to own four properties (Coral Cove, Westway Village, Summit Creek and Tatum Gardens). In connection with the formation of Jupiter-II, L.P., Nomura provided a $16.1 million loan collateralized by the four properties, whose carrying value approximated $23.7 million at December 31, 1996. Under the terms of the loan agreements, payments of principal and interest at a rate equal to 7.88% based on a 30- year amortization are due monthly in advance. The loan matures on April 11, 2026.

Interest Rate Protection Facilities

         On August 31, 1994, the Company acquired an interest rate cap for approximately $5.6 million to protect itself from interest rate fluctuations. On March 14, 1996, the Company sold its interest rate protection contract for approximately $1.5 million. As a result of this sale, the Company recognized $2.1 million loss, net of minority interest.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS



         On May 26, 1995, the Company entered into a swap transaction with Nomura Capital Services, Inc. ("NCSI") pursuant to which the Company paid a fixed rate on approximately $130.0 million of its variable rate tax-exempt bonds. Under the terms of the swap agreement, the Company paid, quarterly in advance, a fixed rate of 6.498% on a notional amount of $94.0 million to NCSI, which results in an effective interest rate of 4.7% on $130.0 million of the Company's variable rate tax-exempt bonds, and NCSI paid a variable amount based on 72.5% of 30 day LIBOR rate on $94.0 million notional amount. Management believes that there is a reasonable correlation between changes in the LIBOR rate (on which the fixed rate was based) and the Kenny Index (the tax-exempt bond index.) The swap agreement had a maturity date of May 26, 2005. However, this swap agreement was canceled on December 9, 1996 as described below.

         On February 27, 1996, the Company entered into a swap transaction with NCSI (subsequently assigned to Salomon Brothers) pursuant to which the Company pays a variable rate (71% of 30-day LIBOR) on a notional amount of $130.0 million of variable rate tax-exempt bonds to Salomon Brothers. The Company receives a floating rate based on the Kenny Index. This swap agreement matures on February 26, 1999.

         On March 14, 1996, the Company entered into an additional interest rate swap transaction with NCSI pursuant to which the Company paid a fixed rate of 6.55% on a notional amount of approximately $17.0 million to NCSI, which resulted in an effective interest rate of approximately 4.72% on $23.6 million of variable rate tax-exempt bonds. This swap agreement had a maturity date of March 17, 2003. However, this swap agreement was also canceled on December 9, 1996 as described below.

         On October 3, 1996, the Company entered into an interest rate swap transaction with Goldman Sachs Capital Markets, L.P. ("Goldman") pursuant to which the Company pays a fixed rate of $26.5 million of its variable rate tax-exempt bonds. Under this swap agreement, the Company pays, quarterly in advance, a fixed rate of 6.84% to Goldman and receives a floating rate based on a 30-day LIBOR.

         On December 9, 1996, the Company canceled its swap agreements with respect to its $94.0 million and $17.0 million swap transaction entered into with NCSI and entered into a new swap transaction with Credit Lyonnais New York Branch ("CLNY"). Pursuant to this swap agreement, the Company pays a fixed rate on $186.5 million (including Williamsburg Limited Partnership) of its variable rate tax-exempt bonds. Under the terms of the agreement, the Company pays a fixed rate of 4.636% on a notional amount of $186.5 million to CLNY and receives a floating rate based on the PSA Municipal Swap Index. The swap agreement matures on December 9, 2003.

         The loss on cancellation of the swap agreements of approximately $1.4 million will be amortized over the original life of the swap and recognized as an adjustment to interest expense on the underlying bonds.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


Other
         Interest costs were as follows:

                                                                  (IN 000'S)
                                                            YEAR ENDED DECEMBER 31,
                                                -----------------------------------------------
                                                    1996             1995              1994
                                                -----------      -----------       ------------
 Total interest incurred . . . . . . . . .      $    14,145      $     8,903       $      6,860
 Interest paid . . . . . . . . . . . . . .           13,232            8,995              7,098

         Scheduled principal payments of bonds and notes payable and sinking fund deposits as of December 31, 1996 are as follows:

                                                                                            (IN 000'S)
                                                                                           -----------
         1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $    75,893
         1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              3,373
         1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              3,387
         2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              3,407
         2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              3,427
         Thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            269,842
                                                                                             ---------
                                                                                             $ 359,329
                                                                                             ---------
                                                                                             ---------

3.       TRANSACTIONS WITH RELATED PARTIES

         Prior to the Offering, PGI and/or certain subsidiaries of Kemper Corporation ("Kemper Companies") were entitled to payments and fees for various services performed for the Predecessor.

                                                                      (IN 000'S)
                                                                YEAR ENDED DECEMBER 31,
                                                 -------------------------------------------------
                                                    1996                 1995              1994
                                                  ---------            --------          --------
                                                     --                   --              $937(A)
 Property management fees  . . . . . . . . . .

 Asset management fees . . . . . . . . . . . .       --                   --               172(A)

----------------------------

(A)      Incurred and paid prior to the Offering.

         There were no amounts due to PGI and/or Kemper Companies at December 31, 1996 or 1995.

4.       UTILITY DEPOSITS

         Certain Partnerships are required to place escrow deposits with local utility companies. The deposits are typically for a two year period and accrue interest at an average rate of approximately 4% per annum. Total utility deposits, including accrued interest, at December 31, 1996 and December 31, 1995 are approximately $1.0 million and $746,600, respectively. Such deposits are included in accounts receivable.

5.       NOTE RECEIVABLE--OFFICER

         Concurrently with the Offering, the Operating Partnership made a limited recourse loan to a senior executive of the Company in the amount of $1.0 million which he used to pay income taxes due in connection with the transfer by PGI to him of 156,250 Common Units. The loan is

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


collateralized by a subordinate pledge of these Common Units. The loan bears interest at 8% per annum and matures on March 1, 1998.

6.       STOCK OPTION PLAN

         In 1994, the Company established a stock option plan for the purpose of attracting and retaining directors, executive officers and other significant employees (the "1994 Option Plan"). The Company authorized the issuance of options to purchase 425,000 shares of Common Stock. In 1996, however, the Company's board of directors amended the 1994 Option Plan to increase the number of options to purchase Common Stock from 425,000 to 469,000.

         Options to purchase an aggregate of 322,000 shares of Common Stock were granted at a purchase price of $16 per share to Michael W. Reschke and three executive officers. Options to purchase an aggregate of 30,000 shares of Common Stock were also granted to four outside directors at a purchase price of $16 per share. These options vest at a rate 33 1/3% per year over the next three years. These initial options have a grant date of August 31, 1994 and a term of ten years.

         In 1995, options to purchase 19,000 shares of Common Stock were granted under the 1994 Option Plan at a purchase price of between $15.53 per share and $16 per share to certain key employees. These options vested in certain cases immediately upon the grant date or up to two years, and they have terms of five to ten years.

         In 1996, options to purchase 90,000 shares of Common Stock were granted to four executive officers of the Company, pursuant to the 1994 Option Plan, at a purchase price of between $17.50 and $18.65 per share. Certain of these options vest ratably over the next 48 months and have a term of ten years. The remaining options vest over six months and a ten year term. The Company also granted options to purchase 18,000 shares of Common Stock to certain key employees at a purchase price of $16.95 per share. These options vested immediately upon the grant date of the options and have a five year term.

         The board of directors of the Company established a new stock option plan in 1996 (the "1996 Option Plan") to attract and retain directors, executive officers and other significant employees. The 1996 plan is subject to stockholder approval at the Company's May 15, 1997 annual meeting. Under the 1996 Option Plan, the Company authorized the issuance of an additional 200,000 shares of Common Stock (subsequently increased to 250,000 in March 1997) . During 1996 options to purchase an aggregate of 85,000 shares of Common Stock at a purchase price of $22 per share were granted to three executive officers of the Company. The options vest ratably over the next 48 months and have a term of ten years. Additionally, under the 1996 Option Plan, options to purchase an aggregate of 37,500 shares of Common Stock were granted to four outside directors of the Company and Michael W. Reschke. These options vested immediately upon the grant date and have a ten year term.

         At December 31, 1996, none of the options granted has been exercised under either the 1994 or 1996 Option Plan. Options for 67,500 and 51,000 shares of Common Stock are available for grant at December 31, 1996 and 1995, respectively.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


         Information on stock options is shown in the following table:

                                      OPTIONS OUTSTANDING                         EXERCISABLE OPTIONS
                                 ---------------------------------          --------------------------------
                                                   WEIGHTED-AVERAGE                          WEIGHTED-AVERAGE
                                 SHARES             EXERCISE PRICE          SHARES            EXERCISE PRICE
                                 ------             --------------          ------            --------------
 JANUARY 1, 1994                      --                      --
 Options granted                 352,000                  $16.00
 Options canceled                (10,000)                  16.00
                                --------------------------------
 DECEMBER 31, 1994               342,000                   16.00                 --                     --
 Options granted                  19,000                   15.64
                                --------------------------------
 DECEMBER 31, 1995               361,000                   15.98            160,999                 $15.95
 Options granted                 230,500                   20.26
                                --------------------------------
 DECEMBER 31, 1996               591,500                  $17.63            391,750                 $16.90
                                --------------------------------
                                --------------------------------

         Exercise prices for options outstanding as of December 31, 1996 ranged from $15.25 to $22.00. The weighted-average remaining contractual life of those options is 8.2 years.

         The Company measures compensation cost using the intrinsic value-based method of accounting. Had compensation cost been determined using the fair market value-based accounting method for options granted in 1996 and 1995, unaudited pro forma information would be as follows (in thousands except for earnings per share information):


                                                             1996                1995
                                                        --------------      ---------------
                                                        $      (5,068)      $         9,862
 Unaudited pro forma net (loss) income
 Unaudited  pro  forma  earnings  per  common
   share                                                        (0.57)                 1.10
 Unaudited  pro forma  fully diluted earnings
   per share                                                    (0.40)                  N/A

         The weighted average fair value of an option granted in 1996 and 1995 was $6.16 and $5.16, respectively. For purposes of fair market value disclosures, the fair market value of an option grant was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                            1996                 1995
                                                        ------------          -----------
 Risk-free interest rate                                     5.7%                  6.8%
 Dividend yields                                            *0.0%                 *0.0%
 Volatility                                                 19.0%                 19.0%
 Expected life of option (years)                             4.6                   5.0

* Assumes that stock price reflects dividend rate.

7.       SAVINGS PLAN

         Effective January 1, 1996, the Company established for the employees of the Company a retirement plan with a salary deferral retirement feature, which qualifies under section 401 of the Code (the "401(k) Plan"). The 401(k) Plan permits the employees of the Company to defer a portion

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


of their compensation in accordance with the provisions of section 401(k) of the Code. The 401(k) Plan allows participants to defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts.
In addition, a profit sharing feature of the 401(k) Plan provides for a contribution by the Company to be made annually (beginning in February 1997 and in each February thereafter) on behalf of each participant in an amount, if any, as determined by the Company based upon a to-be-determined percentage of increases in profitability from year to year. In February 1997, the Company contributed a total of $33,000 on behalf of the participants. This amount is accrued at December 31, 1996, and is included in accounts payable and other liabilities. Amounts contributed by the Company on behalf of the participant will vest over a period of five years (20% per year). Amounts contributed by the Company and amounts contributed by the participants will be held in trust until distributed to the participant pursuant to the provisions of the 401(k) Plan.

8.       GAIN ON SALE OF RENTAL PROPERTY

         On December 15, 1995, the Company sold the Laurelwood property for $7.7 million, net of closing costs. Laurelwood had a net cost basis of $6.6 million, net of accumulated depreciation of approximately $464,000. The Company also wrote-off approximately $20,000 of unamortized deferred financing fees. As a result of the transaction described above, the Company realized a gain of approximately $966,000, net of minority interest of approximately $104,000.

9.       PREFERRED STOCK

         The Company is authorized to issue up to 20 million shares of preferred stock. On August 15, 1996, the Company issued 1,351,351 shares of Class A Senior Cumulative Convertible Preferred Stock ("Class A Preferred Stock"), par value $.01, for $18.50 per share or an aggregate amount of $25 million. Net of underwriting discounts and expenses, the Company received approximately $24.1 million in net proceeds from the issuance. The Company contributed the proceeds to the Operating Partnership in exchange for 1,351,351 preferred units of partnership interest ("Class A Preferred Units") of the Operating Partnership. The Operating Partnership, in turn, used such proceeds primarily for property acquisitions.

         The dividend on the Class A Preferred Stock issued and outstanding is paid quarterly at an annual rate of (i) $1.68 per share of Class A Preferred Stock, on or prior to August 14, 1997, (ii) for the period August 15, 1997 through August 14, 1998, $1.73 per share of Class A Preferred Stock, (iii) for the period August 15, 1998 through August 14, 1999, $1.78 per share of Class A Preferred Stock, (iv) for the period August 15, 1999 through August 14, 2001, $1.84 per share of Class A Preferred Stock, (v) for the period August 15, 2001 through August 14, 2002, $1.89 per share of Class A Preferred Stock, and (vi) on or after August 15, 2002, the greater of (x) $1.68 per Class A Preferred Stock, per annum or (y) the product of 1.05 of the dividend paid to Common Stock.

         The Class A Preferred Stock is convertible into common stock at the sole and absolute discretion of the holder. If converted on or prior to August 14, 1997, the number of shares of Class A Preferred Stock convertible into shares of Common Stock is determined by dividing the number of shares of Class A Preferred Stock by 1.08. If the conversion occurs after August 15, 1997, the

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


number of shares of Class A Preferred Stock convertible into shares of Common Stock is determined by dividing the number of shares of Class A Preferred Stock by 1.0.

         The Company has the right to redeem the Class A Preferred Stock on or after August 15, 2001. Prior to August 14, 2002, the Company has the right to redeem this Class A Preferred Stock at a premium of 1.06% of the per share purchase price of $18.50. The premium paid for the Class A Preferred Stock decreases over an eight year period to zero by August 15, 2010. In the event of a change of ownership of the Company, the Company may be required by the holder of Class A Preferred Stock to purchase all of the shares of Class A Preferred Stock at a price equal to the lesser of (i) $19.98 or (ii) the price at which the Company has the right to redeem shares of Class A Preferred Stock from the holders as described above.

         Except as limited by law, the holders of the Class A Preferred Stock are entitled to vote or consent on all matters submitted to the holders or Common Stock together with the common stock as a single class. Each share of Preferred Stock will entitle the holder to one vote for each share of common stock into which such Preferred Stock is convertible as of the record date for such vote or consent.

10.      DIVIDENDS AND DISTRIBUTIONS TO STOCKHOLDERS AND MINORITY INTEREST

         The total dividends declared to holders of Common Stock in 1996 and 1995 were approximately $14.3 million and $10.8 million, respectively, representing $1.60 and $1.20, respectively, per share. Dividends paid to holders of Common Stock in both 1996 and 1995 were $14.3 million. Of the dividends paid to stockholders in 1996, approximately $0.94 per share of Common Stock is considered to be a return of capital and $0.66 per share of Common Stock is considered to be capital gain.

         The total dividends authorized for payment to holders of Class A Preferred Stock in 1996 were approximately $851,000, representing $0.63 per share. Dividends paid to holders of Class A Preferred Stock in 1996 were approximately $284,000.

         Total distributions to the Minority Interest include distributions to the Common Units held by the Limited Partners as well as distributions made to Investor I and Investor II. Amounts declared in 1996 and 1995 for the Common Units held by the Limited Partners represent $1.60 and $1.20, respectively, per Common Unit. The following table summarizes the distributions declared and paid to the Minority Interest during 1996 and 1995:

                                                                (DOLLARS IN THOUSANDS)
                                                              FOR THE YEAR ENDED DECEMBER 31,
                                               ---------------------------------------------------------
                                                        1996                               1995
                                               ---------------------               ---------------------
                                               DECLARED         PAID               DECLARED         PAID
                                               --------         ----               --------         ----
 Limited Partners                               $1,542         $1,542               $1,157         $1,543
 Investor I                                      1,274          1,129                   --             --
 Investor II                                       346            308                   --             --

11.      FAIR VALUES OF FINANCIAL INSTRUMENTS

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS



         The following methods and assumptions were used by management in estimating fair value disclosures for financial instruments:
                 CASH AND CASH EQUIVALENTS: The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value.
                 ESCROW DEPOSITS: The carrying amount reported in the balance sheet for escrow deposits approximates fair value.
                 ESCROWED BOND FUNDS-RESTRICTED: The carrying amount reported in the balance sheet for escrowed bond funds-restricted approximates fair value.
                 NOTE RECEIVABLE-OFFICER: The carrying amount reported in the balance sheet for the note receivable officer approximates fair value.
                 INTEREST RATE CAP: The fair value of the interest rate cap agreement is estimated based on the Company's current replacement costs for similar interest rate protection contracts.
                 INTEREST SWAP: The fair value of the interest rate swap is estimated based on current settlement values.
                 BONDS PAYABLE: The carrying amounts of the Company's tax-exempt variable rate bonds approximate their fair value. Fair value of fixed rate tax-exempt bonds are estimated using discounted cash flow analyses, based on quoted market prices for similar borrowings.
                 NOTES PAYABLE: The carrying amounts of the Company's notes payable approximate their fair values based on the Company's current borrowing rates for similar types of borrowing arrangements. The carrying amount of accrued interest approximates its fair value.

         The carrying amounts and fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows:


                                                      (IN 000'S)                          (IN 000'S)
                                                         1996                                1995
                                            -----------------------------       -----------------------------
                                              CARRYING            FAIR            CARRYING           FAIR
                                               AMOUNT             VALUE            AMOUNT            VALUE
                                            ------------       ----------       -----------       -----------
ASSETS:
Cash and cash equivalents                   $      4,002       $    4,002       $     5,270       $     5,270
Escrow deposits                                   30,897           30,897            12,945            12,945

Escrowed bond funds - restricted                     549              549             2,779             2,779
Note receivable - officer                          1,000            1,000             1,000             1,000
Interest rate cap                                     --               --             4,440             1,500

LIABILITIES:
Bonds payable                                    279,355          279,355           182,050           182,050
Notes payable                                     79,974           79,974            47,931            47,931
Interest rate swap                                   798            1,459                --             4,064

12.      EXTRAORDINARY ITEM

         During 1996, unamortized deferred financing costs were written off upon reissuance of certain bonds in connection with replacement of credit enhancement. As a result, the Company recognized an extraordinary loss of approximately $4.3 million, which is net of minority interest of

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


$1.5 million. The Company also wrote off unamortized deferred financing costs upon the early repayment of bridge financing; the Company recognized an extraordinary loss of approximately $209,000, which is net of minority interest of $22,000. In addition, the Company's share of income/loss from investments in unconsolidated real estate limited partnerships includes an extraordinary loss of $159,000, which is net of minority interest of $17,000.

         As a result of the Company's acquisition of its fixed rate bonds (see Note 2) and subsequent discounts to the original purchase price paid to purchase such bonds, the Company recognized an extraordinary gain of approximately $2.3 million in 1995, net of minority interest of $253,000 and the $562,000 write-off of deferred financing costs and other loan fees associated with the bridge financing used to acquire the fixed rate bonds. In addition, the Company's share of income/loss from investments in unconsolidated real estate limited partnerships includes extraordinary income of $2.0 million, net of minority interest of $218,000.

         During 1994, unamortized deferred financing costs were written off upon the repayment of certain mortgage indebtedness. As a result, the Company recognized an extraordinary item of approximately $772,000, net of minority interest of $83,000.

13.      ACQUISITIONS

         During the year ended December 31, 1996, the Company acquired the properties listed below. Each property was purchased from an unaffiliated third party. The acquisitions have been accounted for using the purchase method of accounting and, accordingly, the acquired assets are included in the statement of operations from their respective dates of acquisition. Acquisition cost includes the purchase price of the property and related closing costs.

                                                                                                     (IN 000's)
  PURCHASE DATE              PROPERTY                      LOCATION             UNITS             ACQUISITION COST
---------------     -------------------------      -----------------------      -----             ------------------
02/09/96           Madera Point (1)                Mesa, AZ                      256                  $11,021
04/18/96           LaJolla de Tucson               Tucson, AZ                    223                    4,883
05/23/96           Stonybrook (2)                  Tucson, AZ                    411                    8,938
08/20/96           The Arbors (3)                  DeLand, FL                    224                    7,721
08/20/96           Ocean Oaks (3)                  Port Orange, FL               296                   11,471
08/20/96           Village Crossing (3)            W. Palm Beach, FL             222                    9,253
08/20/96           Haverhill Commons (3)           W. Palm Beach, FL             189                   10,114
09/30/96           Pine Shadows                    Tempe, AZ                     272                    9,451
09/30/96           Heather Ridge                   Phoenix, AZ                   252                    7,302
10/01/96           Crossings of Bellevue (4)       Nashville, TN                 300                   15,789
10/28/96           Hidden Lake                     Tampa, FL                     267                    5,856
10/28/96           The Woodlands                   Tampa, FL                     416                    9,117
11/21/96           Sun Lake (5)                    Lake Mary, FL                 600                   24,318


(1) The Company financed a portion of the acquisition of Madera Point by assuming $8.1 million of tax exempt bonds. Concurrently with the acquisition, the Company also purchased the bonds, a portion of which were subsequently sold (see Note 2).
(2) The Company financed a portion of the acquisition of Stonybrook by assuming $4.1 million of tax exempt bonds. Concurrently with the acquisition, the Company also purchased and continues to hold the bonds.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


(3) The Company financed a portion of the acquisition of The Arbors, Ocean Oaks, Village Crossing, and Haverhill Commons (collectively, the "Florida Properties") by assuming $39.0 million of tax exempt bonds. Concurrently with the acquisition, the Company also purchased the $39.0 million in tax-exempt bonds for $37.5 million, of which $37.0 was subsequently sold (See note 2).
(4) The Company financed a portion of the acquisition of the Crossings of Bellevue by assuming $8.6 million of variable-rate, tax exempt bonds.
(5) The Company financed a portion of the acquisition of Sun Lake by assuming $15.5 million of variable-rate, tax exempt bonds.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


14.      LEGAL PROCEEDINGS

         The Company is involved in a variety of legal proceedings arising in the ordinary course of business. It is management's belief that, collectively, all such proceedings are not expected to have a material impact on the Company's financial position.

15.      SUBSEQUENT EVENTS

         On January 23, 1997, the Board of Directors declared a quarterly dividend of $0.40 per share to the stockholders of the Company for the quarter ended December 31, 1996. The dividends were paid on February 18, 1997 to holders of record as of February 10, 1997.

         On January 23, 1997, the Board of Directors also authorized distribution of $385,593, or $0.40 per unit holder, to limited partners of the Operating Partnership for the quarter ended December 31, 1996. The distributions were paid on February 18, 1997.

         On February 5, 1997, a former executive officer of the Company exercised his option to purchase 115,000 shares of Common Stock at grant prices between $16.00 and $18.65 per share.

         On March 5, 1997, Nomura Asset Capital Corporation funded $21.5 million of 10 year, fixed rate financing, secured by Country Club West and Courtney Park. The loan bears interest at 8.08% and is based on a 30 year amortization. Net proceeds from the closing were used to repay outstanding principal on the Bank One Loan.

         On March 6, 1997, variable rate, tax-exempt bonds of $6.0 million were issued for Crossroads. The bonds, which are collateralized by Crossroads, will mature on December 15, 2036. Escrowed bond funds - restricted of $204,000 have been set aside to reimburse Crossroads for future renovation costs. The Company used net proceeds of $5.7 million to repay outstanding principal on the Revolving Loan.

         In order to hedge against fluctuations in interest rates on the bonds encumbering the Crossroads property, effective March 3, 1997, the Company entered into a swap transaction with Credit Lyonnais New York Branch ("CLNY"). Pursuant to the swap transaction, the Company will pay a fixed rate on $6.0 million of its variable rate, tax-exempt bonds. Under the terms of the swap agreement, the Company will pay, monthly in advance, a fixed rate of 4.850% to CLNY and receive a floating rate based on PSA Municipal Swap Index. The swap agreement matures on March 3, 2004.

         On March 6, 1997, the Company issued 17,280 and 84,375 shares of Common Stock to a former executive officer of the Company and LG Trust, a trust in which the executive officer is the trustee, in exchange for an equal number of Common Units pursuant to the terms of the Exchange Rights Agreement.

On March 13, 1997, the Company acquired Palencia for $14.9 million. Palencia is a 420 unit apartment complex located in Tampa, Florida. The Company financed a portion of this acquisition by assuming $13.3 million of fixed rate, tax exempt bonds, which are collateralized by Palencia.

         AMBASSADOR APARTMENTS, INC. (THE COMPANY) AND PRIME PROPERTIES
                        (THE PREDECESSOR TO THE COMPANY)
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS



16.      PRO FORMA FINANCIAL INFORMATION - UNAUDITED

         The following unaudited table of pro forma information has been prepared as if the acquisition of 13 properties in 1996, the acquisition of seven properties in 1995, and the formation of G.P. Holdings had occurred as of the beginning of each year presented. In management's opinion, the pro forma is not indicative of consolidated results of operations that may have occurred had the above transactions taken place on January 1 of each year.

                                                                     (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                                                         PRO FORMA FOR THE YEAR ENDED
                                                                ---------------------------------------------
                                                                                 (UNAUDITED)
                                                                       1996                      1995
                                                                -------------------       -------------------

Total revenue                                                   $            88,157       $            83,215
Property operating expenses                                                  38,742                    35,960
Depreciation and amortization                                                18,230                    17,020
Interest                                                                     23,674                    21,113
Income from investment in unconsolidated real estate
  limited partnerships                                                         (771)                     (647)
                                                                -------------------       -------------------
Total expense                                                                79,875                    73,446
                                                                -------------------       -------------------
Income before minority interest, gain on sale of rental
property, loss on sale of interest rate cap, and
extraordinary                                                   $             8,282       $             9,769
                                                                -------------------       -------------------
                                                                -------------------       -------------------
Income per share of Common Stock                                $              0.74       $              0.98
                                                                -------------------       -------------------
                                                                -------------------       -------------------

         The pro forma financial information includes the following adjustments: (i) an increase to rental revenues; (ii) an increase in general and administrative expense; (iii) an increase in interest expenses; (iv) an increase in amortization; (v) an increase in depreciation.

         Net income has not been reduced for Minority Interests, and net income per share assumes that all limited partnership interests in the Operating Partnership have been converted to shares of Common Stock; therefore, the total Common Stock outstanding at January 1, 1995 was 9,922,508 and January 1, 1996 would have been 11,117,741.

Total Common Stock Outstanding at December 31, 1996 includes the minimum of 1,195,233 shares reserved for issuance upon conversion of Investors I and II limited partnership interests in Jupiter- I, L.P. and Jupiter-II, L.P., under certain circumstances.

                           AMBASSADOR APARTMENTS, INC.
            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                             (Dollars in Thousands)

                                                                                 COST CAPITALIZED SUBSEQUENT TO
                                                                                           ACQUISITION
                                        INITIAL COST TO COMPANY              --------------------------------------
                                 -------------------------------------                    BUILDINGS &
                                                             BUILDINGS,                  IMPROVEMENTS
                                  ENCUM-                    FURNITURE &                   FURNITURE &
        DESCRIPTION              BRANCES         LAND        EQUIPMENT        LAND          EQUIPMENT          TOTAL
        -----------              -------         ----        ---------        ----          ----------         -----
Management Business              $    --        $   --      $     --          $  --      $       1,473        $ 1,473

Properties:

Prime Crest (Austin, TX)           2,400           670           857            314              2,477          2,791

Royal Crest (Austin, TX)           3,400           805         1,183            392              3,215          3,607

Aspen Hills (Austin, TX)           9,800         2,051         4,891             --              3,830          3,830

Eagle's Nest (San Antonio, TX)     5,200           975         1,791            181              4,048          4,229

LaJolla (San Antonio, TX)         10,000         1,944         1,434            484             10,459         10,943

Cape Cod (San Antonio, TX)         8,100         1,360         5,617            259              2,587          2,846

Braesview (San Antonio, TX)       20,500         2,599        14,916            380              5,203          5,583

Mesa Ridge (San Antonio, TX)       5,100           630         3,654            189              2,301          2,490

Harbor Cove (San Antonio, TX)      5,900         1,174         3,575             --              1,289          1,289

Brookdale Lakes (Naperville, IL)  14,800         1,295            --            234             17,993         18,227

Bent Oaks (Austin, TX)             4,400         1,078         3,823             16                889            905

Coral Cove (Clearwater, FL)        4,031         1,289         4,570             22                504            526

Mountain View                         --           644         8,552             28                774            802
(Colorado Springs, CO)

Privado Park (Mesa, AZ)            9,200           600         6,898             39              1,890          1,929

Quail Ridge (Tucson, AZ)           6,400         1,202         4,023             28              1,146          1,174

Shadow Creek (Phoenix, AZ)         5,600         1,559         5,526             29              1,074          1,103

Summit Creek (Austin, TX)          3,583         1,067         4,013             18                485            503

Tatum Gardens (Phoenix, AZ)        3,483           916         4,171             14                264            278

Vista Ventana (Phoenix, AZ)        6,400         1,146         4,581             32                981          1,013

Cypress Ridge (Houston, TX)        4,250         1,306         2,649             --              1,090          1,090

The Mills (Houston, TX)           14,575         5,773        10,187             --              2,886          2,886



                                          GROSS AMOUNT AT WHICH
                                        CARRIED AT CLOSE OF PERIOD
                                     --------------------------------
                                                         BUILDINGS &                                               DATE
                                                        IMPROVEMENTS                                           CONSTRUCTED
                                                         FURNITURE &                       ACCUMULATED             (C)
     DESCRIPTON                      LAND                 EQUIPMENT           TOTAL        DEPRECIATION        ACQUIRED(A)
     ----------                      ----               ------------          -----        ------------        -----------

Management Business               $   --                 $ 1,473             $ 1,473         $  550

Properties:

Prime Crest (Austin, TX)             984                   3,334               4,318            533             Mar. 1990 (A)

Royal Crest (Austin, TX)           1,197                   4,398               5,595            727             Mar. 1990 (A)

Aspen Hills (Austin, TX)           2,051                   8,721              10,772          1,437             June 1991 (A)

Eagle's Nest (San Antonio, TX)     1,156                   5,839               6,995          1,113             Jan. 1990 (A)

LaJolla (San Antonio, TX)          2,428                  11,893              14,321          1,680             June 1990 (A)

Cape Cod (San Antonio, TX)         1,619                   8,204               9,823          1,303             June 1990 (A)

Braesview (San Antonio, TX)        2,979                  20,119              23,098          3,027             Nov. 1990 (A)

Mesa Ridge (San Antonio, TX)         819                   5,955               6,774            987             Nov. 1990 (A)

Harbor Cove (San Antonio, TX)      1,174                   4,864               6,038            838             June 1991 (A)

Brookdale Lakes (Naperville, IL)   1,529                  17,993              19,522          3,306             Dec. 1990 (C)

Bent Oaks (Austin, TX)             1,094                   4,712               5,806            551             Oct. 1993 (A)

Coral Cove (Clearwater, FL)        1,311                   5,074               6,385            577             Oct. 1993 (A)

Mountain View                        672                   9,326               9,998          1,075             Oct. 1993 (A)
(Colorado Springs, CO)

Privado Park (Mesa, AZ)              639                   8,788               9,427            962             Oct. 1993 (A)

Quail Ridge (Tucson, AZ)           1,230                   5,169               6,399            632             Oct. 1993 (A)

Shadow Creek (Phoenix, AZ)         1,588                   6,600               8,188            746             Oct. 1993 (A)

Summit Creek (Austin, TX)          1,085                   4,498               5,583            506             Oct. 1993 (A)

Tatum Gardens (Phoenix, AZ)          930                   4,435               5,365            523             Oct. 1993 (A)

Vista Ventana (Phoenix, AZ)        1,178                   5,562               6,740            628             Oct. 1993 (A)

Cypress Ridge (Houston, TX)        1,306                   3,739               5,045            291             Aug. 1994 (A)

The Mills (Houston, TX)            5,773                  13,073              18,846          1,081             Aug. 1994 (A)


                          AMBASSADOR APARTMENTS, INC.
      SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
                               DECEMBER 31, 1996
                             (Dollars in Thousands)

                                                          INITIAL COST TO             COST CAPITALIZED SUBSEQUENT TO
                                                              COMPANY                           ACQUISITION
                                                        -----------------------     ---------------------------------
                                                                                                BUILDINGS &
                                                                   BUILDINGS,                   IMPROVEMENTS
                                            ENCUM-                FURNITURE &                    FURNITURE &
        DESCRIPTION                        BRANCES      LAND       EQUIPMENT         LAND         EQUIPMENT     TOTAL
        -----------                        -------      ----      -----------        ----      -------------    -----
Sandalwood (Houston, TX)                   $ 4,275      $1,647      $ 3,625            $ -         $1,687       $1,687

Trails of Ashford (Houston, TX)              8,062       2,056        6,949              -          1,423        1,423

Westway Village (Houston, TX)                4,927       2,961        4,506                         1,033        1,033

Stratford (San Antonio, TX)                  5,945       1,583        8,722              -          1,390        1,390

The Broadmoor (Austin, TX)                   6,000       1,158        4,626              -          1,027        1,027

Windridge (San Antonio, TX)                  6,270       1,122        7,278              -            672          672

Shallow Creek (San Antonio, TX)              2,300       1,083        5,017              -            740          740

Tierra Bonita (Tucson, AZ)                   6,000       1,550        6,250              -          1,371        1,371

Country Club West (Greely, CO)              10,062         646       12,254              -            694          694

Courtney Park (Fort Collins, CO)             9,450       1,556       10,344              -            593          593

Crossroads (Phoenix, AZ)                     5,663         432        7,004              -            633          633

Franklin Oaks (Franklin, TN)                17,700       2,932       21,570              -            730          730

Falls of Bells Ferry (Atlanta, GA)          28,935       6,250       25,751              -            646          646

Madera Point (Mesa, AZ)                      7,180         453       10,568              -            570          570

LaJolla de Tucson (Tucson, AZ)               3,450         954        3,929              -            849          849

Stonybrook (Tucson, AZ)                          -       1,732        7,206              -            281          281

The Arbors (Deland, FL)                      7,280       1,528        6,193              -             25           25

Ocean Oaks (Port Orange, FL)                10,920       2,272        9,199              -             50           50

Village Crossing                             9,800       2,015        7,238              -             38           38
(West Palm Beach, FL)

Haverhill Commons                           10,950       2,251        7,863              -             85           85
(West Palm Beach, FL)

Heather Ridge (Phoenix, AZ)                  5,175       1,460        5,842              -             22           22

Pine Shadows (Tempe, AZ)                     6,638       1,890        7,561              -             13           13


                                             GROSS AMOUNT AT WHICH CARRIED
                                                   AT CLOSE OF PERIOD
                                         --------------------------------------
                                                    BUILDINGS &                                          DATE
                                                   IMPROVEMENTS                                       CONSTRUCTED
                                                    FURNITURE &                     ACCUMULATED           (C)
      DESCRIPTION                        LAND        EQUIPMENT       TOTAL          DEPRECIATION      ACQUIRED(A)
      -----------                        -------   -------------     ---------       -------------     -----------

Sandalwood (Houston, TX)                 $1,647     $ 5,312          $ 6,959           $ 379             Aug. 1994(A)

Trails of Ashford (Houston, TX)           2,056       8,372           10,428             660             Aug. 1994(A)

Westway Village (Houston, TX)             2,961       5,539            8,500             510             Aug. 1994(A)

Stratford (San Antonio, TX)               1,583      10,112           11,695             816            Sept. 1994(A)

The Broadmoor (Austin, TX)                1,158       5,653            6,811             446            Sept. 1994(A)

Windridge (San Antonio, TX)               1,122       7,950            9,072             637             Oct. 1994(A)

Shallow Creek (San Antonio, TX)           1,083       5,757            6,840             441             Jan. 1995(A)

Tierra Bonita (Tucson, AZ)                1,550       7,621            9,171             531             Feb. 1995(A)

Country Club West (Greely, CO)              646      12,948           13,594             798            April 1995(A)

Courtney Park (Fort Collins, CO)          1,556      10,937           12,493             676            April 1995(A)

Crossroads (Phoenix, AZ)                    432       7,637            8,069             429              May 1995(A)

Franklin Oaks (Franklin, TN)              2,932      22,300           25,232           1,097             Aug. 1995(A)

Falls of Bells Ferry (Atlanta, GA)        6,250      26,397           32,647           1,305             Aug. 1995(A)

Madera Point (Mesa, AZ)                     453      11,138           11,591             367             Feb. 1996(A)

LaJolla de Tucson (Tucson, AZ)              954       4,778            5,732             130            April 1996(A)

Stonybrook (Tucson, AZ)                   1,732       7,487            9,219             192              May 1996(A)

The Arbors (Deland, FL)                   1,528       6,218            7,746              95             Aug. 1996(A)

Ocean Oaks (Port Orange, FL)              2,272       9,249           11,521             143             Aug. 1996(A)

Village Crossing                          2,015       7,276            9,291             111             Aug. 1996(A)
(West Palm Beach, FL)

Haverhill Commons                         2,251       7,948           10,199             121             Aug. 1996(A)
(West Palm Beach, FL)

Heather Ridge (Phoenix, AZ)               1,460       5,864            7,324              55            Sept. 1996(A)

Pine Shadows (Tempe, AZ)                  1,890       7,574            9,464              71            Sept. 1996(A)



                          AMBASSADOR APARTMENTS, INC.
      SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
                               DECEMBER 31, 1996
                             (Dollars in Thousands)



                                                          INITIAL COST                     COST CAPITALIZED
                                                           TO COMPANY                  SUBSEQUENT TO ACQUISITION
                                                    -----------------------      ---------------------------------------
                                                                                               BUILDINGS &
                                                                 BUILDINGS,                    IMPROVEMENTS
                                    ENCUM-                      FURNITURE &                     FURNITURE &
        DESCRIPTION                BRANCES          LAND         EQUIPMENT        LAND           EQUIPMENT         TOTAL
        -----------                -------          ----         ---------        ----           ---------         -----
Crossings of Bellevue            $  8,572        $ 1,871        $ 13,918        $   --           $    50         $    50
(Nashville, TN)

Hidden Lake (Tampa, FL)             4,369          1,257           4,599            --                17              17

Woodlands (Tampa, FL)               6,806          1,939           7,178            --                31              31

Sun Lake (Lake Mary, FL)           15,478          4,784          19,534            --                 5               5
                                 --------        -------        --------         -----           -------         -------

                                 $359,329        $79,465        $331,635         $2,659          $81,533         $84,192
                                 --------        -------        --------         -----           -------         -------
                                 --------        -------        --------         -----           -------         -------


                                      GROSS AMOUNT AT WHICH CARRIED
                                            AT CLOSE OF PERIOD
                                 ---------------------------------------
                                                 BUILDINGS &
                                                IMPROVEMENTS                                           DATE
                                                 FURNITURE &                    ACCUMULATED       CONSTRUCTED (C)
        DESCRIPTION                 LAND          EQUIPMENT        TOTAL       DEPRECIATION         ACQUIRED (A)
        -----------                 ----        ------------       -----       ------------       ---------------
Crossings of Bellevue            $  1,871         $ 13,968       $ 15,839         $   121          Oct. 1996(A)
(Nashville, TN)

Hidden Lake (Tampa, FL)             1,257            4,616          5,873              30          Oct. 1996(A)

Woodlands (Tampa, FL)               1,939            7,209          9,148              49          Oct. 1996(A)

Sun Lake (Lake Mary, FL)            4,784           19,539          24,323             57          Nov. 1996(A)
                                 --------          -------        --------          -------

                                 $ 82,124         $413,168        $495,292          $33,340
                                 --------          -------        --------          -------
                                 --------          -------        --------          -------

                          AMBASSADOR APARTMENTS, INC.
            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                             (Dollars in Thousands)
                                  (Continued)

Depreciation on building and improvements is calculated on the straight-line basis over the estimated useful lives of the assets as follows:

                 Building  . . . . . . . . . . .   30 to 40 years
                 Building improvements . . . . .    5 to 30 years
                 Furniture and equipment . . . .    3 to 12 years

The aggregate cost of real estate for federal income tax purposes was approximately $467.8 million at December 31, 1996.

The change in total real estate assets and accumulated depreciation for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                                      REAL ESTATE ASSETS
                                                       -----------------------------------------------
                                                          1996                1995               1994
                                                       ----------           ---------         ----------

Balance, beginning of year  . . . . . . . .              $343,869           $235,916          $166,433
Elimination of rental real estate associated
 with the Company's change in acounting for
 Williamsburg Limited Partnership . . . . . . . . .            --                 --           (17,064)
 Increase in basis resulting from the purchase,
 for cash and assumption of negative deficit of
 $2,462, of a non-promoter's interest in  certain
 Predecessor Partnerships . . . . . . . . . . .                --                 --            16,922
Sale of rental property . . . . . . . . . .                    --             (7,024)               --
Acquisitions and improvements . . . . . . .               151,423            114,977            69,625
                                                         --------           --------          --------
Balance, end of year  . . . . . . . . . . .              $495,292           $343,869          $235,916
                                                         --------           --------          --------
                                                         --------           --------          --------

                                                                   ACCUMULATED DEPRECIATION
                                                      ------------------------------------------------
                                                          1996              1995               1994
                                                      -----------        -----------       -----------

Balance, beginning of year  . . . . . . . .               $19,910            $11,480            $7,285
Depreciation expense  . . . . . . . . . . .                13,430              8,894             5,291

Elimination of accumulated depreciation
  associated with the Company's change in
  accounting for Williamsburg Limited
  Partnership . . . . . . . . . . . . . . .                    --                 --            (1,096)
Sale of rental property . . . . . . . . . .                    --               (464)               --
                                                         --------           --------          --------
Balance, end of year  . . . . . . . . . . .               $33,340            $19,910           $11,480
                                                         --------           --------          --------
                                                         --------           --------          --------





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